UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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METROPCS COMMUNICATIONS, INC.
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On March 25, 2013, MetroPCS Communications, Inc. commented on Institutional Shareholder Services' recent report regarding the Company's proposed combination with T-Mobile USA, Inc. and announced that Egan-Jones, an independent proxy advisory firm, has recommended that MetroPCS stockholders vote FOR the proposed combination with T-Mobile.

Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Comments on ISS Report

Egan-Jones Recommends MetroPCS Stockholders Vote FOR Proposed Combination with T-Mobile USA

MetroPCS Urges Stockholders to Vote FOR Proposed Combination with T-Mobile USA

DALLAS, March 28, 2013 - MetroPCS Communications, Inc. (NYSE: PCS; "MetroPCS" or the "Company") today commented on Institutional Shareholder Services' (“ISS”) recent report regarding the Company's proposed combination with T-Mobile USA, Inc. (“T-Mobile”) and announced that Egan-Jones, an independent proxy advisory firm, has recommended that MetroPCS stockholders vote FOR the proposed combination with T-Mobile.

“Although we are pleased that ISS recognizes the thoroughness of the process undertaken by the MetroPCS board of directors, we strongly believe that ISS' report contains material flaws and reaches the wrong conclusion. While we are disappointed in ISS' report, we are gratified that Egan Jones' recommendation supports our belief that this proposed combination is the best strategic alternative for the company and its stockholders and will maximize value for MetroPCS' stockholders. If stockholders vote against the proposed combination, MetroPCS stockholders will not enjoy its compelling benefits, which could lead to a loss of value for MetroPCS stockholders, and there is no assurance that MetroPCS will be able to deliver the same or better stockholder value. The proposed combination:

•
Provides Compelling Economic Terms for MetroPCS' Stockholders: The proposed combination will provide MetroPCS' stockholders with a $1.5 billion aggregate cash payment, or approximately $4.06 per share (prior to the reverse stock split that will occur in connection with the closing of the proposed combination), as well as an approximate 26% ownership stake in the combined company that allows MetroPCS stockholders to participate in the expected significant equity upside of the combined company and the significant $6-7 billion of net present value synergies.[1]

•
Creates the Value Leader in U.S. Wireless: The combined company will be well-capitalized and well-positioned to compete effectively with large national carriers as the premier challenger in the U.S. wireless marketplace. The proposed combination will:

◦	Allow the combined company to extend the MetroPCS brand into unserved and underserved major metro areas;

◦	Facilitate the offering of a broad product portfolio, including Apple's iPhone 5, iPhone 4S and iPhone 4 with favorable new pricing;

◦	Generate substantial additional growth in the fast-growing no contract space; and

◦	Provide significant spectrum with a path to at least 20x20 MHz 4G LTE in approximately 90% of the top 25 U.S. metro areas by 2014+ for a fast, reliable and robust nationwide 4G LTE network.

1)	Net present value calculated with 9% discount rate and 38% tax rate. Synergies are preliminary projections and subject to change.

•
Follows a Thorough and Extensive, Multi-Year Process by a Highly Experienced Board and Management Team: The proposed combination with T-Mobile follows a thorough and extensive, multi-year process by the MetroPCS board and management team, who have an in-depth understanding of the wireless industry landscape and the benefit of many years of experience both with MetroPCS and other industry participants, to explore all strategic and financial alternatives - including remaining a standalone company. The MetroPCS board and management team are confident that the proposed combination is the best strategic alternative for the Company and our stockholders. Even ISS agrees - In its March 27, 2013 report, ISS states:[2] “PCS' exploration of strategic alternatives appears to have been thorough. The company participated in numerous auctions in search of spectrum and engaged with at least 8 potential strategic partners. Management determined combining with T-Mobile is the PCS' best strategic alternative at the current time-it is also the only offer on the table at the current time.”

The MetroPCS board unanimously recommends that stockholders vote FOR the proposed combination at the upcoming MetroPCS Special Meeting of stockholders on April 12, 2013.”

A Special Meeting of MetroPCS stockholders to vote on matters relating to the proposed combination of MetroPCS with T-Mobile has been scheduled for April 12, 2013. MetroPCS stockholders of record as of the close of business on March 11, 2013 are entitled to vote at the Special Meeting.

The MetroPCS board unanimously recommends that stockholders vote their shares FOR all of the proposals relating to the proposed combination with T-Mobile by returning the GREEN proxy card with a “FOR” vote for all proposals.  The failure to vote or an abstention has the same effect as a vote against the proposed combination. Because some of the proposals required to close the proposed combination require at least an affirmative vote of a majority of all outstanding shares, the vote of every MetroPCS stockholder is important.

The Company urges stockholders to discard any white proxy cards, which were sent by a dissident stockholder. If a stockholder previously submitted a white proxy card, the Company urges them to cast their vote as instructed on the GREEN proxy card, which will revoke any earlier dated proxy card that was submitted, including any white proxy card.

Stockholders who have questions or need assistance voting their shares should contact the Company's proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect at (212) 929-5500.

If you have any questions, require assistance in voting your shares, or need additional copies of MetroPCS's proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

2)	Permission to use quotations neither sought nor obtained.

About MetroPCS Communications, Inc.
Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Additional Information and Where to Find It

This document relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS has filed with the Securities and Exchange Commission (the “SEC”) an amended definitive proxy statement. Security holders are urged to read carefully the amended definitive proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents are, and when filed will be, available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' annual report on Form 10-K filed with the SEC on March 1, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the amended definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the amended definitive proxy statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. These forward-looking statements include, among others, statements about the benefits of the proposed combination, the prospects, value and value creation capability of the combined company, compelling terms and nature of the proposed combination, future expansion of the MetroPCS brand into new areas, whether metro areas are unserved or underserved, benefits to MetroPCS customers, value of the proposed combination to MetroPCS stockholders, future MetroPCS stock prices, expected growth in the no contract space, customer perceptions of the combined company's service, projected cost synergies and the combined company's ability to achieve them, ability of the combined company to compete, the combined company's spectrum position, the combined company's competitive position, impact of the proposed combination on LTE roll-out and benefits of LTE network, and other statements regarding the combined company's strategies, prospects, projected results, plans, or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the proposed transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' annual report on Form 10-K, filed March 1, 2013, and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.